Exhibit 99.1
Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	November 3, 2023
IMMEDIATE

Moog Inc. Reports Record Fiscal Year 2023 Sales and
Continuing Margin Expansion Into Fiscal Year 2024

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B), a worldwide designer, manufacturer and systems integrator of high-performance precision motion and fluid controls and controls systems, today reported fiscal year 2023 diluted earnings per share of $5.34 and adjusted diluted earnings per share of $6.15.

(in millions, except per share results)	Three Months Ended			Twelve Months Ended
	Q4 2023	Q4 2022	Deltas	Q4 2023	Q4 2022	Deltas
Net sales	$872	$768	14%	$3,319	$3,036	9%
Operating margin	10.1%	8.6%	150 bps	10.3%	9.3%	100 bps
Adjusted operating margin	12.5%	10.4%	210 bps	10.9%	10.2%	70 bps
Diluted net earnings per share	$1.23	$0.92	34%	$5.34	$4.83	11%
Adjusted diluted net earnings per share	$2.10	$1.36	54%	$6.15	$5.56	11%
Adjusted free cash flow	$105	$19	$86	$(37)	$7	$(45)
See the reconciliations of adjusted financial results to reported results included in the financial statements herein for the quarters ended September 30, 2023 and October 1, 2022.

Quarter Highlights

•Record net sales of $872 million, an increase of 14%, with double-digit growth in each of our segments.
•Adjusted operating margin expanded 210 basis points to 12.5%, benefiting from pricing and simplification.
•Adjusted diluted earnings per share increased 54% due to incremental operating profit.
•Adjusted free cash flow increased $86 million, driven by strong collections and timing of payments.

Year Highlights
•Net sales increased 9% to a record $3.3 billion, or 11% excluding divestitures and foreign exchange impacts.
•Adjusted operating margin expanded 70 basis points to 10.9%, benefiting from pricing and simplification.
•Adjusted diluted earnings per share increased 11%, driven by the growth in operating profit, offset by higher interest expense.
•Adjusted free cash flow use resulted from growth in net working capital, primarily physical inventories.
•Record twelve-month backlog of $2.4 billion supports continued sales growth in aerospace and defense programs.

"We had an exceptional quarter that rounded out a great year for our company," said Pat Roche, CEO. "Sales were very strong, and margin enhancement through our pricing and simplification initiatives are delivering results. We are on-track to deliver our long-term Investor Day financial targets."

Exhibit 99.1
Quarter Results

Sales in the fourth quarter of 2023 increased across all segments compared to the fourth quarter of 2022. Aircraft Controls' sales increased 16% to $377 million, as the continued market recovery in OEM widebody aircraft and business jet activity increased commercial aircraft sales 42%. Sales in Space and Defense Controls increased 11% to $241 million due to higher demand for defense products in both space and defense applications. Industrial Systems' sales increased 12% to $254 million due to higher demand for industrial automation programs and flight simulation systems.

Adjusted operating margin increased 210 basis points to 12.5% in the fourth quarter of 2023 compared to the fourth quarter of 2022. Aircraft Controls' adjusted operating margin increased 210 basis points driven by retroactive pricing and 80/20 initiatives. These benefits were tempered by additional charges on near-complete funded development programs. Space and Defense Controls' adjusted operating margin expanded 340 basis points due to lower charges associated with our space vehicles development programs and pricing benefits. Adjusted operating margin for Industrial Systems increased 110 basis points as a result of pricing initiatives.

Non-operating expenses in the fourth quarter of 2023 included the benefits of a favorable litigation settlement and lower effective tax rate, which were not anticipated in our prior guidance. These benefits were moderated by incremental interest expense.

Year Results

Sales in fiscal 2023 increased across all segments compared to fiscal 2022. Aircraft Controls' sales increased 11% to $1.4 billion, reflecting the commercial recovery, partially offset by lower funded development activities for military programs. Space and Defense Controls' sales of $947 million increased 11%, after adjusting for the divestiture of the security business last year, due to growth in defense programs across our product portfolio. Industrial Systems' sales of $983 million increased 12%, excluding last year's sonar business divestiture and foreign exchange impacts, due to increased demand for industrial automation and flight simulation programs.

Adjusted operating margin increased 70 basis points to 10.9% compared to 2022. Adjusted operating margin increased 200 basis points in Industrial Systems and increased 70 basis points in Aircraft Controls due largely to pricing benefits. Also within Aircraft Controls, margin expansion was impacted by additional charges for military funded development programs. Space and Defense Controls' adjusted operating margin decreased 40 basis points as charges associated with our space vehicles development programs more than offset underlying stronger operational results.

Free Cash Flow Results
Free cash flow was $105 million in the fourth quarter of 2023. Higher collections from customers and the timing of compensation and vendor payments contributed to the reduction in working capital. Capital expenditures were $48 million in the quarter. Free cash flow in 2023 was a cash use of $37 million, as growing customer demand as well as supply chain constraints drove working capital pressures, primarily in physical inventories. Capital expenditures were $173 million in the year, reflecting necessary investments in facilities and equipment to support customer demand.

2024 Financial Guidance

"Fiscal year 2024 will be another positive step on our journey towards our long-term financial targets," said Jennifer Walter, CFO. "Our operating margin will expand by over 100 basis points and earnings per share will increase over 10%."

(in millions, except per share results)
FY 2024 Guidance
Initial
Net sales	$3,450
Operating margin	12.0%
Diluted net earnings per share	$6.80
Earnings per share figures are forecasted to be within range of +/- $0.20.

Exhibit 99.1
Conference call information

In conjunction with today’s release, Pat Roche, CEO, and Jennifer Walter, CFO, will host a conference call today beginning at 10:00 a.m. ET, which will be simultaneously broadcast live online. Listeners can access the call live, or in replay mode, at www.moog.com/investors/communications. Supplemental financial data will be available on the website approximately 90 minutes prior to the conference call.

Cautionary Statement

Information included or incorporated by reference in this press release that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. In evaluating these forward-looking statements, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC and include the following:

Strategic risks
•We operate in highly competitive markets with competitors who may have greater resources than we possess;
•Our research and development and innovation efforts are substantial and may not be successful, which could reduce our sales and earnings;
•If we are unable to adequately enforce and protect our intellectual property or defend against assertions of infringement, our business and our ability to compete could be harmed; and
•Our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or as we conduct portfolio shaping and footprint rationalization initiatives.

Market condition risks
•The markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;
•We depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;
•The loss of The Boeing Company or Lockheed Martin as a customer or a significant reduction in sales to either company could adversely impact our operating results; and
•We may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects.

Operational risks
•A constrained supply chain, as well as inflated prices, across various raw materials and third-party provided components and sub-assemblies have had, and could continue to have, a material impact on our ability to manufacture and ship our products, in addition to adversely impacting our operating profit and balance sheet;
•If our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;
•We face, and may continue to face, risks related to information systems interruptions, intrusions or new software implementations, which may adversely affect our business operations;
•We may not be able to prevent, or timely detect, issues with our products and our manufacturing processes, which may adversely affect our operations and our earnings; and
•The failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages.

Exhibit 99.1
Financial risks
•We make estimates in accounting for over-time contracts, and changes in these estimates may have significant impacts on our earnings;
•We enter into fixed-price contracts, which could subject us to losses if we have cost overruns;
•Our indebtedness and restrictive covenants under our credit facilities and indenture governing our senior notes could limit our operational and financial flexibility;
•Significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;
•A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth; and
•Unforeseen exposure to additional income tax liabilities may affect our operating results.

Legal and compliance risks
•Contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting standards, and any false claims or non-compliance could subject us to fines, penalties or possible debarment;
•Our operations in foreign countries expose us to currency, political and trade risks and adverse changes in local legal and regulatory environments could impact our results of operations;
•Government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;
•We are involved in various legal proceedings, the outcome of which may be unfavorable to us;
•Our operations are subject to environmental laws and complying with those laws may cause us to incur significant costs;
•We may face reputational, regulatory or financial risks from a perceived, or an actual, failure to achieve our sustainability goals; and
•The recently received invalidation of our facility security clearance by the U.S. Defense Counterintelligence and Security Agency could impact potential future business as well as adversely affect our operating results.

General risks
▪Future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business; and
•Our performance could suffer if we cannot maintain our culture as well as attract, retain and engage our employees.

While we believe we have identified and discussed above the material risks affecting our business, there may be additional factors, risks and uncertainties not currently known to us or that we currently consider immaterial that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to update any forward-looking statement made in this report, except as required by law.

Contact
Aaron Astrachan - 716.687.4225

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net sales	$872,051	$767,999	$3,319,122	$3,035,783
Cost of sales	623,808	564,642	2,423,245	2,211,384
Inventory write-down	4,345	191	4,345	3,598
Gross profit	243,898	203,166	891,532	820,801
Research and development	29,444	25,209	106,551	109,527
Selling, general and administrative	118,041	111,829	469,836	448,531
Interest	18,227	11,381	63,578	36,757
Asset impairment	12,974	2,125	14,628	18,053
Restructuring	3,260	1,140	7,997	9,509
Loss on sale of businesses	900	19,492	900	3,346
Gain on sale of buildings	—	(9,075)	(10,030)	(9,075)
Pension settlement	12,542	—	12,542	—
Other	(599)	(1,969)	9,478	1,174
Earnings before income taxes	49,109	43,034	216,052	202,979
Income taxes	9,527	13,618	45,054	47,802
Net earnings	$39,582	$29,416	$170,998	$155,177

Net earnings per share
Basic	$1.24	$0.92	$5.37	$4.85
Diluted	$1.23	$0.92	$5.34	$4.83

Average common shares outstanding
Basic	31,893,646	31,945,478	31,831,687	31,977,482
Diluted	32,187,501	32,086,583	32,044,226	32,117,028

Exhibit 99.1

Moog Inc.
RECONCILIATION TO ADJUSTED NET EARNINGS BEFORE TAXES, INCOMES TAXES, NET EARNINGS AND DILUTIVE NET EARNINGS PER SHARE (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
As Reported:
Earnings before income taxes	$49,109	$43,034	$216,052	$202,979
Income taxes	9,527	13,618	45,054	47,802
Effective income tax rate	19.4%	31.6%	20.9%	23.6%
Net earnings	39,582	29,416	170,998	155,177
Diluted net earnings per share	$1.23	$0.92	$5.34	$4.83

Loss on Sale of Businesses:
Earnings before income taxes	$900	$19,492	$900	$3,346
Income taxes	212	970	212	(3,303)
Net earnings	688	18,522	688	6,649
Diluted net earnings per share	$0.02	$0.58	$0.02	$0.21

Gain on Sale of Buildings:
Earnings before income taxes	$—	$(9,075)	$(10,030)	$(9,075)
Income taxes	—	(2,142)	(2,086)	(2,142)
Net earnings	—	(6,933)	(7,944)	(6,933)
Diluted net earnings per share	$—	$(0.22)	$(0.25)	$(0.22)

Pension Settlement:
Earnings before income taxes	$12,542	$—	$12,542	$—
Income taxes	2,960	—	2,960	—
Net earnings	9,582	—	9,582	—
Diluted net earnings per share	$0.30	$—	$0.30	$—

Asset Impairment:
Earnings before income taxes	$12,974	$2,125	$14,628	$18,053
Income taxes	937	502	1,285	4,219
Net earnings	12,037	1,623	13,343	13,834
Diluted net earnings per share	$0.37	$0.05	$0.42	$0.43

Inventory Write-down, Restructuring and Other:
Earnings before income taxes	$7,605	$1,332	$13,391	$13,107
Income taxes	1,746	343	3,050	3,228
Net earnings	5,859	989	10,341	9,879
Diluted net earnings per share	$0.18	$0.03	$0.32	$0.31

As Adjusted:
Earnings before income taxes	$83,130	$56,908	$247,483	$228,410
Income taxes	15,382	13,291	50,475	49,804
Effective income tax rate	18.5%	23.4%	20.4%	21.8%
Net earnings	67,748	43,617	197,008	178,606
Diluted net earnings per share	$2.10	$1.36	$6.15	$5.56
The diluted net earnings per share associated with the adjustments in the table above may not reconcile when totaled due to rounding.
Results shown above have been adjusted to exclude impacts associated with the sale of our Navigation Aids business formerly in Aircraft Controls; the sale of buildings formerly used in Industrial Systems, a one-time pension settlement charge stemming from those participants that opted to take a one time lump sum distribution in lieu of continuing monthly payments; asset impairment resulting from inventory write-downs, an announced program retirement; as well as, restructuring and other charges related to the impact of continued portfolio shaping activities and the Ukraine crisis. While management believes that these adjusted financial measures may be useful in evaluating the financial condition and results of operations of the Company, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net sales:
Aircraft Controls	$376,859	$323,859	$1,389,147	$1,256,461
Space and Defense Controls	241,211	217,494	947,251	872,343
Industrial Systems	253,981	226,646	982,724	906,979
Net sales	$872,051	$767,999	$3,319,122	$3,035,783
Operating profit:
Aircraft Controls	$45,335	$34,811	$144,803	$123,620
	12.0%	10.7%	10.4%	9.8%
Space and Defense Controls	29,563	16,102	95,949	86,844
	12.3%	7.4%	10.1%	10.0%
Industrial Systems	12,982	14,986	102,165	72,384
	5.1%	6.6%	10.4%	8.0%
Total operating profit	87,880	65,899	342,917	282,848
	10.1%	8.6%	10.3%	9.3%
Deductions from operating profit:
Interest expense	18,227	11,381	63,578	36,757
Equity-based compensation expense	2,461	2,135	10,582	8,882
Pension settlement	12,542	—	12,542	—
Non-service pension expense	2,986	1,673	12,324	6,072
Corporate and other expenses, net	2,555	7,676	27,839	28,158
Earnings before income taxes	$49,109	$43,034	$216,052	$202,979

Exhibit 99.1

Moog Inc.
RECONCILIATION TO ADJUSTED OPERATING PROFIT AND MARGINS (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Aircraft Controls operating profit - as reported	$45,335	$34,811	$144,803	$123,620
Inventory write-down	1,616	—	1,616	202
Asset impairment	235	—	1,670	15,487
Loss (gain) on sale of business	900	—	900	(16,146)
Restructuring and other	168	—	443	3,795
Aircraft Controls operating profit - as adjusted	$48,254	$34,811	$149,432	$126,958
	12.8%	10.7%	10.8%	10.1%

Space and Defense Controls operating profit - as reported	$29,563	$16,102	$95,949	$86,844
Inventory write-down	—	192	—	1,692
Asset impairment	—	—	219	—
Loss on sale of business	—	4,112	—	4,112
Restructuring and other	1,348	139	2,902	2,063
Space and Defense Controls operating profit - as adjusted	$30,911	$20,545	$99,070	$94,711
	12.8%	9.4%	10.5%	10.9%

Industrial Systems operating profit - as reported	$12,982	$14,986	$102,165	$72,384
Inventory write-down	2,729	—	2,729	1,705
Asset impairment	12,739	2,125	12,739	2,767
Loss on sale of business	—	15,379	—	15,379
Gain on sale of buildings	—	(9,075)	(10,030)	(9,075)
Restructuring and other	1,744	1,001	5,701	3,450
Industrial Systems operating profit - as adjusted	$30,194	$24,416	$113,304	$86,610
	11.9%	10.8%	11.5%	9.5%

Total operating profit - as adjusted	$109,359	$79,772	$361,806	$308,279
	12.5%	10.4%	10.9%	10.2%

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	September 30, 2023	October 1, 2022
ASSETS
Current assets
Cash and cash equivalents	$68,959	$101,990
Restricted cash	185	15,338
Receivables, net	434,723	375,502
Unbilled receivables	706,601	614,760
Inventories, net	724,002	588,466
Prepaid expenses and other current assets	50,862	60,349
Total current assets	1,985,332	1,756,405
Property, plant and equipment, net	814,696	668,908
Operating lease right-of-use assets	56,067	69,072
Goodwill	821,301	805,320
Intangible assets, net	71,637	85,410
Deferred income taxes	8,749	8,630
Other assets	50,254	38,096
Total assets	$3,808,036	$3,431,841
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current installments of long-term debt	$—	$916
Accounts payable	264,573	232,104
Accrued compensation	111,154	93,141
Contract advances and progress billings	377,977	296,899
Accrued liabilities and other	211,769	215,376
Total current liabilities	965,473	838,436
Long-term debt, excluding current installments	863,092	836,872
Long-term pension and retirement obligations	157,455	140,602
Deferred income taxes	37,626	63,527
Other long-term liabilities	148,303	115,591
Total liabilities	2,171,949	1,995,028
Shareholders’ equity
Common stock - Class A	43,822	43,807
Common stock - Class B	7,458	7,473
Additional paid-in capital	608,270	516,123
Retained earnings	2,496,979	2,360,055
Treasury shares	(1,057,938)	(1,047,012)
Stock Employee Compensation Trust	(114,769)	(73,602)
Supplemental Retirement Plan Trust	(93,126)	(58,989)
Accumulated other comprehensive loss	(254,609)	(311,042)
Total shareholders’ equity	1,636,087	1,436,813
Total liabilities and shareholders’ equity	$3,808,036	$3,431,841

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Twelve Months Ended
	September 30, 2023	October 1, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$170,998	$155,177
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	78,692	75,238
Amortization	11,541	13,151
Deferred income taxes	(34,700)	11,739
Equity-based compensation expense	10,582	8,882
Loss on sale of businesses	900	3,346
Gain on sale of buildings	(10,030)	(9,075)
Asset impairment and inventory write-down	18,973	21,651
Pension settlement	12,542	—
Other	6,244	6,818
Changes in assets and liabilities providing (using) cash:
Receivables	(56,575)	7,668
Unbilled receivables	(87,915)	(94,535)
Inventories	(130,378)	(28,677)
Accounts payable	28,641	43,349
Contract advances and progress billings	79,983	42,097
Accrued expenses	(1,692)	(4,445)
Accrued income taxes	22,038	3,070
Net pension and post retirement liabilities	13,940	18,093
Other assets and liabilities	2,151	(26,745)
Net cash provided by operating activities	135,935	246,802
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	—	(11,832)
Purchase of property, plant and equipment	(173,286)	(139,431)
Net proceeds from businesses sold	1,892	57,315
Net proceeds from buildings sold	19,702	13,297
Other investing transactions	(11,455)	(4,573)
Net cash used by investing activities	(163,147)	(85,224)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	1,044,101	840,475
Payments on revolving lines of credit	(1,017,420)	(827,801)
Payments on long-term debt	(916)	(80,364)
Payments on finance lease obligations	(4,620)	(2,524)
Payment of dividends	(34,074)	(32,970)
Proceeds from sale of treasury stock	19,785	18,414
Purchase of outstanding shares for treasury	(29,306)	(48,558)
Proceeds from sale of stock held by SECT	15,713	13,250
Purchase of stock held by SECT	(14,251)	(14,830)
Other financing transactions	(2,027)	—
Net cash used by financing activities	(23,015)	(134,908)
Effect of exchange rate changes on cash	2,043	(10,256)
Increase (decrease) in cash, cash equivalents and restricted cash	(48,184)	16,414
Cash, cash equivalents and restricted cash at beginning of period	117,328	100,914
Cash, cash equivalents and restricted cash at end of period	$69,144	$117,328

Exhibit 99.1

Moog Inc.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW AND ADJUSTED FREE CASH FLOW (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net cash provided by operating activities	$153,032	$62,538	$135,935	$246,802
Purchase of property, plant and equipment	(48,212)	(32,718)	(173,286)	(139,431)
Free cash flow	104,820	29,820	(37,351)	107,371
Securitization	—	(10,900)	—	(100,000)
Adjusted free cash flow	$104,820	$18,920	$(37,351)	$7,371
Amounts may not reconcile when totaled due to rounding.
Free cash flow is defined as net cash provided by operating activities less capital expenditures. Adjusted free cash flow is defined as free cash flow adjusted for securitization activity. The securitization under GAAP reduced 2022 receivables and net debt and increased cash flow from operations. Free cash flow and adjusted free cash flow are not measures determined in accordance with GAAP and may not be comparable with the measures as used by other companies, however management believes these adjusted financial measures may be useful in evaluating the financial condition and results of operations of the Company. This information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.